Exhibit 99.1

XPO Logistics Announces Second Quarter 2015 Results

Reports $80 million of adjusted EBITDA

Achieves significant margin improvement in transportation and logistics

Issues 2019 targets for $23 billion of revenue and $1.5 billion of EBITDA

GREENWICH, Conn. — August 5, 2015 — XPO Logistics, Inc. (NYSE: XPO) today announced financial results for the second quarter of 2015, including 22 days of financial performance from the operations of Norbert Dentressangle SA. Total gross revenue increased 109.3% year-over-year to $1.2 billion, and net revenue increased 317.2% to $508.6 million.

On a GAAP basis, the company reported a net loss of $78.8 million for the quarter, compared with a net loss of $13.8 million for the same period in 2014. The net loss available to common shareholders was $75.1 million, or a loss of $0.89 per diluted share, compared with a net loss available to common shareholders of $14.5 million, or a loss of $0.28 per diluted share, for the same period in 2014.

On an adjusted basis, the net loss available to common shareholders, a non-GAAP measure, was $13.6 million, or a loss of $0.16 per share for the quarter, excluding the items detailed below. This compares with an adjusted net loss available to common shareholders of $11.6 million, or a loss of $0.22 per share, for the second quarter of 2014.

Adjusted net loss available to common shareholders for the second quarter of 2015 excludes: $78.8 million, or $62.6 million after-tax, of transaction and integration costs; $8.6 million, or $6.1 million after-tax, of debt commitment fees; $4.4 million, or $3.2 million after-tax, of rebranding costs; $0.4 million, or $0.3 million after-tax, of costs related to the conversion of the company’s convertible senior notes; a $6.6 million benefit from reversing the non-controlling interests related to the adjustments; and a $5.7 million benefit, or $4.1 million after-tax, related to the gain on sale of intermodal equipment. Reconciliations of adjusted net loss available to common shareholders and adjusted EPS are provided in the attached financial tables.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP financial measure, improved to $79.7 million for the quarter, compared with $14.1 million for the same period in 2014. The acquisitions of Norbert Dentressangle and Bridge Terminal Transport accounted for $34.3 million of adjusted EBITDA. Adjusted EBITDA in the second quarter of 2015 excludes $78.8 million of transaction and integration costs; $4.4 million of non-controlling interests; $2.5 million of rebranding costs; and a $5.7 million benefit related to the gain on sale of intermodal equipment assets. Adjusted EBITDA in the quarter includes $4.6 million of non-cash share-based compensation. A reconciliation of adjusted EBITDA to net loss is provided in the attached financial tables.

The company had $1.2 billion of cash as of July 31, 2015.

Issues New Long-Term Targets

The company issued new long-term financial targets to reflect its expanded platform for global growth. For the full year 2019, the targets are:

•	Revenue of approximately $23 billion; and

•	EBITDA of approximately $1.5 billion.

CEO Comments

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “We’re continuing to grow the company at a rapid pace, well ahead of plan. In the second quarter, we more than doubled our gross revenue year-over-year, grew our net revenue four-fold, and increased adjusted EBITDA more than five-fold. These results included just 22 days of the Norbert Dentressangle acquisition and one month of Bridge Terminal Transport. The most notable organic contributions to EBITDA came from our businesses in truck brokerage, expedite and last mile, where we recently won a coveted e-commerce contract.

“The integration of Norbert Dentressangle is exceeding expectations, and the rebranding to XPO Logistics is moving along quickly. We’ve already begun to realize synergies between our operations. Next month, for example, we’ll open a contract logistics facility in Pennsylvania to support a Spain-based retailer in expanding its U.S. footprint. Our European operations have served this customer for years – now it’s an important new relationship for us in North America as well. And with last mile, our customers have been asking us to bring this expertise to Europe.”

Jacobs continued, “We’re in a strong position to act on acquisition opportunities on both sides of the Atlantic, with more than $1.2 billion in cash, an untapped ABL facility, and a highly integrated global platform. Our new trajectory puts us on track to nearly triple the size of our company in four years. We’re now targeting approximately $23 billion of revenue and $1.5 billion of EBITDA in 2019.”

Second Quarter 2015 Results by Segment

•	Transportation: The company’s transportation segment, which includes truck brokerage and intermodal, last mile, expedite, less than truckload, truckload, and global forwarding, generated total gross revenue of $861.2 million for the quarter, a 48.2% increase from the same period in 2014. The year-over-year increase in segment revenue was primarily due to the acquisition of Norbert Dentressangle, and to 4% organic growth, or an estimated 10% organic growth excluding the impact of lower fuel prices. Net revenue margin for the second quarter was 22.5%, compared with 21.0% in 2014. The increase in net revenue margin was primarily due to organic margin improvements in the truck brokerage, last mile and expedite businesses, and to the acquisitions of Norbert Dentressangle and Bridge Terminal Transport. Second quarter EBITDA for the segment improved to $52.1 million, compared with $27.9 million a year ago. Operating income improved to $23.0 million, compared with $3.2 million a year ago. The increases in EBITDA and operating income were largely due to improved performance by the company’s truck brokerage, last mile and expedite businesses, and to the acquisition of Norbert Dentressangle. Transportation EBITDA and operating income reflect $5.9 million of transaction and integration costs. The company’s European business contributed transportation gross revenue of $171.6 million, EBITDA of $8.4 million, and operating income of $1.9 million. A reconciliation of EBITDA to operating income for the transportation segment is provided in the attached financial tables.

•	Logistics: The company’s logistics segment, which provides contract logistics and related supply chain services, generated gross revenue of $359.6 million, net revenue of $314.0 million, EBITDA of $30.9 million and operating income of $4.3 million. Logistics EBITDA and operating income reflect $5.5 million of transaction and integration costs. The company’s European business contributed logistics gross revenue of $177.4 million, net revenue of $133.0 million, EBITDA of $6.2 million and operating loss of $3.8 million. A reconciliation of EBITDA to operating income for the logistics segment is provided in the attached financial tables.

•	Corporate: Corporate SG&A expense was $57.4 million, compared with $15.1 million for the second quarter of 2014. The increase was primarily due to an increase in restructuring, legal and acquisition-related transaction costs. Expense for the quarter includes: $39.8 million, or $33.8 million after-tax, of transaction and integration costs related to acquisitions; $1.9 million, or $1.3 million after-tax, of non-cash share-based compensation; and $1.4 million, or $1.1 million after-tax, of litigation costs.

Six Months 2015 Financial Results

For the six months ended June 30, 2015, the company reported total revenue of $1.9 billion, a 122.2% increase from the same period in 2014.

On a GAAP basis, the company reported a net loss of $93.2 million for the first six months, compared with a net loss of $42.1 million for the same period last year. The net loss available to common shareholders was $90.3 million, or a loss of $1.11 per diluted share, compared with a net loss of $43.6 million, or a loss of $0.92 per diluted share, for the same period in 2014.

On an adjusted basis, the net loss available to common shareholders, a non-GAAP measure, was $22.7 million, or a loss of $0.28 per share for the first six months, excluding the items detailed below. This compares with an adjusted net loss available to common shareholders of $25.3 million, or a loss of $0.54 per share, for the same period in 2014.

Adjusted net loss for the first six months of 2015 excludes $79.6 million, or $63.2 million after-tax, of transaction and integration costs; $8.6 million, or $6.1 million after-tax, of debt commitment fees; $6.9 million, or $5.5 million after-tax, of costs related to the conversion of the company’s convertible senior notes; $4.9 million, or $3.5 million after-tax, of rebranding costs; a $6.6 million benefit from reversing the non-controlling interests related to the adjustments; and a $5.7 million benefit, or $4.1 million after-tax, related to the gain on sale of intermodal equipment assets. Reconciliations of adjusted net loss to common shareholders and adjusted EPS are provided in the attached financial tables.

Adjusted EBITDA for the first six months of 2015 improved to a gain of $109.3 million, compared with a gain of $14.8 million for the same period in 2014. Adjusted EBITDA for the first six months of 2015 excludes $79.6 million of transaction and integration costs; $4.4 million of non-controlling interests; $2.5 million of rebranding costs; and a $5.7 million benefit related to the gain on sale of intermodal equipment assets. Adjusted EBITDA for the first six months of 2015 includes $6.9 million of non-cash share-based compensation. A reconciliation of adjusted EBITDA to net loss is provided in the attached financial table.

Conference Call

The company will hold a conference call on Thursday, August 6, 2015, at 8:30 a.m. Eastern Time. Participants can call toll-free (from U.S./Canada) 1-800-708-4539; international callers dial +1-847-619-6396. A live webcast of the conference will be available on the investor relations area of the company’s website, www.xpo.com/investors. The conference will be archived until September 5, 2015. To access the replay by phone, call toll-free (from U.S./Canada) 1-888-843-7419; international callers dial +1-630-652-3042. Use participant passcode 40169457.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) is a top ten global provider of cutting-edge supply chain solutions to the most successful companies in the world. The company provides high-value-added services for surface transportation, including freight brokerage, intermodal, last mile and expedite; highly engineered contract logistics; warehousing and distribution; and global forwarding by ground, air and sea. XPO serves more than 30,000 customers with a highly integrated network of over 54,000 employees and 887 locations in 27 countries. www.xpo.com

XPO’s corporate headquarters is in Greenwich, Conn., USA, and its European headquarters is in Lyon, France. The company holds an 86.25% controlling interest in Norbert Dentressangle SA. The remaining ND stock is traded as GND on Euronext Paris / Euronext London – Isin FR0000052870. www.norbert-dentressangle.com

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined under Securities and Exchange Commission (“SEC”) rules, such as adjusted net loss available to common shareholders and adjusted EBITDA, in each case for the three- and six-month periods ended June 30, 2015 and 2014, and EBITDA for the Transportation and Logistics segments for the quarters ended June 30, 2015 and 2014. As required by SEC rules, we provide reconciliations of these measures to the most directly comparable measure under United States generally accepted accounting principles (“GAAP”), which are set forth in the attachments to this release. We believe that adjusted net loss available to common shareholders improves comparability from period to period by removing the impact of nonrecurring expense items, including acquisition-related transaction and integration costs; debt commitment fees; costs related to the rebranding to XPO Logistics (including accelerated amortization of trade names); loss on the conversion of the company’s convertible senior notes; impact of non-controlling interests; and gain on sale of intermodal equipment. We believe that EBITDA and adjusted EBITDA improve comparability from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization) and tax consequences, and the nonrecurring expense items noted above. In addition to its use by management, we believe that EBITDA and adjusted EBITDA are measures widely used by securities analysts, investors and others to evaluate the financial performance of companies in our industry. Other companies may calculate EBITDA and adjusted EBITDA differently, and therefore our measure may not be comparable to similarly titled measures of other companies. EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from EBITDA and adjusted EBITDA are significant and necessary components of the operations of our business, and, therefore, EBITDA and adjusted EBITDA should only be used as a supplemental measure of our operating performance.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the company’s full year 2019 financial targets. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “trajectory,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the Norbert Dentressangle acquisition and other acquisitions, including the expected impact on XPO’s results of operations; the ability to successfully integrate and realize anticipated synergies and cost savings with respect to Norbert Dentressangle and other acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including retention of Norbert Dentressangle’s and other acquired companies’ management teams; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s, Norbert Dentressangle’s and other acquired companies’ networks of third-party transportation providers; the ability to retain XPO’s, Norbert Dentressangle’s and other acquired companies’ largest customers; rail and other network changes; weather, strikes, unionization efforts and other service disruptions; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Investor Contact:

XPO Logistics, Inc.

Tavio Headley, +1-203-930-1602

tavio.headley@xpo.com

Media Contact:

Brunswick Group

Gemma Hart, +1-212-333-3810

XPO Logistics, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenue	$1,215.9	$581.0	$1,918.9	$863.4
Operating expenses
Cost of transportation and services	707.3	459.1	1,148.0	683.1
Direct operating expense	318.3	27.2	469.5	31.2
Sales, general and administrative expense	220.4	106.6	336.0	182.4

Total operating expenses	1,246.0	592.9	1,953.5	896.7

Operating loss	(30.1)	(11.9)	(34.6)	(33.3)

Other expense	21.9	0.3	22.4	0.4
Interest expense	36.3	3.4	59.4	13.5

Loss before income tax benefit	(88.3)	(15.6)	(116.4)	(47.2)
Income tax benefit	(9.5)	(1.8)	(23.2)	(5.1)

Net loss	(78.8)	(13.8)	(93.2)	(42.1)
Cumulative preferred dividends	(0.7)	(0.7)	(1.5)	(1.5)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	4.4	—	4.4	—

Net loss available to common shareholders	$(75.1)	$(14.5)	$(90.3)	$(43.6)

Basic loss per share
Net loss	$(0.89)	$(0.28)	$(1.11)	$(0.92)
Diluted loss per share
Net loss	$(0.89)	$(0.28)	$(1.11)	$(0.92)
Weighted average common shares outstanding
Basic weighted average common shares outstanding	84.3	52.6	81.6	47.0
Diluted weighted average common shares outstanding	84.3	52.6	81.6	47.0

XPO Logistics, Inc.

Condensed Consolidated Balance Sheets

(In millions, except share and per share data)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,175.8	$644.1
Restricted cash, current	690.5	—
Accounts receivable, net of allowances of $10.1 and $9.8, respectively	1,673.2	543.8
Prepaid expenses	109.1	13.2
Deferred tax asset, current	22.3	9.2
Income tax receivable	29.0	15.4
Other current assets	194.4	7.4

Total current assets	3,894.3	1,233.1

Property and equipment, net of $88.1 and $47.3 in accumulated depreciation, respectively	958.5	221.9
Goodwill	3,391.8	929.3
Identifiable intangible assets, net of $113.4 and $74.6 in accumulated amortization, respectively	1,230.4	341.5
Deferred tax asset, long-term	94.7	—
Restricted cash, long-term	11.3	9.1
Other long-term assets	121.7	26.3

Total long-term assets	5,808.4	1,528.1

Total assets	$9,702.7	$2,761.2

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,030.0	$252.7
Accrued salaries and wages	304.8	50.1
Accrued expenses, other	325.4	69.8
Current maturities of long-term debt	365.2	1.8
Other current liabilities	104.0	6.7

Total current liabilities	2,129.4	381.1

Senior notes	3,074.2	500.0
Convertible senior notes	64.1	91.9
Revolving credit facility and other long-term debt, net of current maturities	267.4	0.2
Deferred tax liability, long-term	388.6	74.5
Employee benefit obligations	127.5	—
Other long-term liabilities	159.9	58.4

Total long-term liabilities	4,081.7	725.0

Commitments and contingencies

Redeemable noncontrolling interests	665.1	—

Stockholders’ equity:
Series A convertible perpetual preferred stock, $.001 par value; 10,000,000 shares; 73,035 and 73,335 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	42.1	42.2
Series C convertible perpetual preferred stock, $.001 par value; 562,525 shares; 562,525 and 0 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	548.5	—
Common stock, $.001 par value; 150,000,000 shares authorized; 95,332,765 and 77,421,683 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	0.1	0.1
Additional paid-in capital	2,551.8	1,831.9
Accumulated deficit	(309.5)	(219.1)
Accumulated other comprehensive loss	(14.8)	—
Noncontrolling interests	8.3	—

Total stockholders’ equity	2,826.5	1,655.1

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$9,702.7	$2,761.2

XPO Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2015	2014
Operating activities
Net loss	$(93.2)	$(42.1)
Adjustments to reconcile net loss to net cash from operating activities
Provisions for allowance for doubtful accounts	2.5	3.2
Depreciation and amortization	89.9	36.5
Stock compensation expense	16.9	3.8
Accretion of debt	3.0	2.7
Deferred tax expense	(31.2)	(7.1)
Loss on conversion of debt	6.9	2.3
Gain on sale of assets	(6.0)	—
Loss on foreign currency transactions	11.1	0.1
Other	5.3	(0.1)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(10.7)	(57.3)
Income tax receivable	17.1	2.4
Prepaid expense and other current assets	(11.9)	(3.6)
Other long-term assets	(1.0)	(7.1)
Accounts payable	(22.8)	37.8
Accrued expenses and other liabilities	0.9	1.8

Cash flows provided (used) by operating activities	(23.2)	(26.7)

Investing activities
Acquisition of businesses, net of cash acquired	(1,610.7)	(201.0)
Loss on forward contract related to acquisition	(6.9)	—
Payment for purchases of property and equipment	(41.9)	(9.8)
Proceeds from sale of assets	24.3	0.3

Cash flows used by investing activities	(1,635.2)	(210.5)

Financing activities
Proceeds from common stock offerings	697.5	414.0
Proceeds from preferred stock offerings	562.5	—
Payment for equity issuance costs	(31.9)	(0.8)
Proceeds from issuance of senior notes	2,544.0	—
Payment for debt issuance costs	(7.9)	—
Repayment of borrowings on revolving credit facility	—	(75.0)
Repayment of acquired debt	(712.6)	—
Proceeds from asset financing debt	11.2	—
Payments of asset financing debt	(28.0)	—
Payment for cash held as collateral in lending arrangement	—	(8.5)
Receipt of cash held as collateral in lending arrangement	4.8	—
Payments of notes payable and capital leases	(18.6)	—
Bank overdrafts	(19.3)	—
Transfer to restricted cash for tender offer	(809.3)	—
Dividends paid to preferred stockholders	(1.5)	(1.5)
Other	(1.2)	(0.9)

Cash flows provided by financing activities	2,189.7	327.3

Effect of exchange rates on cash	0.4	—
Net increase in cash	531.7	90.1
Cash and cash equivalents, beginning of period	644.1	21.5

Cash and cash equivalents, end of period	$1,175.8	$111.6

Supplemental disclosure of cash flow information:

Cash paid for interest	$48.9	$4.7
Cash received from income taxes	$(12.1)	$(0.3)
Equity portion of acquisition purchase price	$1.5	$108.2
Equity issued upon conversion of debt	$33.5	$10.5

Transportation

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	$ Variance	Change %	2015	2014	$ Variance	Change %

Revenue	$861.2	$581.0	$280.2	48.2%	$1,423.5	$863.4	$560.1	64.9%
Cost of transportation and services	667.4	459.1	208.3	45.4%	1,108.2	683.1	425.1	62.2%

Net revenue	193.8	121.9	71.9	59.0%	315.3	180.3	135.0	74.9%

Direct operating expense	57.9	27.2	30.7	112.9%	88.2	31.2	57.0	182.7%
SG&A expense
Salaries & benefits	66.5	44.8	21.7	48.4%	114.9	76.1	38.8	51.0%
Other SG&A expense	16.3	17.2	(0.9)	-5.2%	30.5	26.9	3.6	13.4%
Purchased services	7.5	5.5	2.0	36.4%	13.3	8.1	5.2	64.2%
Depreciation & amortization	22.6	24.0	(1.4)	-5.8%	41.7	34.7	7.0	20.2%

Total SG&A expense	112.9	91.5	21.4	23.4%	200.4	145.8	54.6	37.4%

Operating income	$23.0	$3.2	$19.8	618.8%	$26.7	$3.3	$23.4	709.1%

Accelerated amortization of trade names	0.3	—	0.3	100.0%	0.4	—	0.4	100.0%
Other depreciation & amortization	28.8	24.7	4.1	16.6%	48.4	35.4	13.0	36.7%

EBITDA	$52.1	$27.9	$24.2	86.7%	$75.5	$38.7	$36.8	95.1%

Transportation

Key Data by Service Offering

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue by Service Offering
North America
Brokerage and Intermodal	$423.5	$388.4	$773.2	$533.0
Last Mile	169.8	105.9	303.8	193.0
Expedite	41.8	36.2	79.3	69.8
Europe
Full Truckload	117.6	—	117.6	—
Less than Truckload	54.0	—	54.0	—
Global Forwarding	58.0	53.8	101.4	73.3
Eliminations	(3.5)	(3.3)	(5.8)	(5.7)

Total Revenue by Service Offering	$861.2	$581.0	$1,423.5	$863.4

Net Revenue by Service Offering
North America
Brokerage and Intermodal	$80.2	$74.0	$145.1	$94.0
Last Mile	51.5	31.1	90.4	55.5
Expedite	13.5	11.2	26.2	22.5
Europe	40.0	—	40.0	—
Global Forwarding	8.6	5.6	13.6	8.3

Total Net Revenue by Service Offering	$193.8	$121.9	$315.3	$180.3

Net Revenue % by Service Offering
North America
Brokerage and Intermodal	18.9%	19.1%	18.8%	17.6%
Last Mile	30.3%	29.4%	29.8%	28.8%
Expedite	32.3%	30.9%	33.0%	32.2%
Europe	23.3%	0.0%	23.3%	0.0%
Global Forwarding	14.8%	10.4%	13.4%	11.3%

Overall Net Revenue % by Service Offering	22.5%	21.0%	22.1%	20.9%

Direct Operating Expense by Service Offering
North America
Brokerage and Intermodal	$24.4	$22.9	$46.6	$23.0
Last Mile	9.7	4.3	17.8	8.2
Europe	22.3	—	22.3	—
Global Forwarding	1.5	—	1.5	—

Total Direct Operating Expense by Service Offering	$57.9	$27.2	$88.2	$31.2

Logistics

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	$ Variance	Change %	2015	2014	$ Variance	Change %

Revenue	$359.6	$—	$359.6	100.0%	$500.4	$—	$500.4	100.0%
Cost of transportation and services	45.6	—	45.6	100.0%	45.6	—	45.6	100.0%

Net revenue	314.0	—	314.0	100.0%	454.8	—	454.8	100.0%

Direct operating expense	260.3	—	260.3	100.0%	381.3	—	381.3	100.0%
SG&A expense
Salaries & benefits	24.9	—	24.9	100.0%	30.0	—	30.0	100.0%
Other SG&A expense	6.2	—	6.2	100.0%	7.9	—	7.9	100.0%
Purchased services	3.5	—	3.5	100.0%	4.1	—	4.1	100.0%
Depreciation & amortization	14.8	—	14.8	100.0%	20.8	—	20.8	100.0%

Total SG&A expense	49.4	—	49.4	100.0%	62.8	—	62.8	100.0%

Operating income	$4.3	$—	$4.3	100.0%	$10.7	$—	$10.7	100.0%

Accelerated amortization of trade names	1.6	—	1.6	100.0%	2.0	—	2.0	100.0%
Other depreciation & amortization	25.0	—	25.0	100.0%	38.3	—	38.3	100.0%

EBITDA	$30.9	$—	$30.9	100.0%	$51.0	$—	$51.0	100.0%

Logistics

Key Data by Service Offering

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue by Service Offering
North America	$182.2	$—	$323.0	$—
Europe	177.4	—	177.4	—

Total Revenue by Service Offering	$359.6	$—	$500.4	$—

Net Revenue by Service Offering
North America	$181.0	$—	$321.8	$—
Europe	133.0	—	133.0	—

Total Net Revenue by Service Offering	$314.0	$—	$454.8	$—

Net Revenue % by Service Offering
North America	99.3%	0.0%	99.6%	0.0%
Europe	75.0%	0.0%	75.0%	0.0%

Overall Net Revenue % by Service Offering	87.3%	0.0%	90.9%	0.0%

Direct Operating Expense by Service Offering
North America	$153.6	$—	$274.6	$—
Europe	106.7	—	106.7	—

Total Direct Operating Expense by Service Offering	$260.3	$—	$381.3	$—

XPO Corporate

Summary of Sales, General & Administrative Expense

(Unaudited)

(In millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	$ Variance	Change %	2015	2014	$ Variance	Change %
SG&A expense
Salaries & benefits	$17.0	$7.0	$10.0	142.9%	$24.4	$16.8	$7.6	45.2%
Other SG&A expense	8.5	1.8	6.7	372.2%	10.7	5.4	5.3	98.1%
Purchased services	31.5	5.7	25.8	452.6%	36.1	13.3	22.8	171.4%
Depreciation & amortization	0.4	0.6	(0.2)	-33.3%	0.8	1.1	(0.3)	-27.3%

Total SG&A expense	$57.4	$15.1	$42.3	280.1%	$72.0	$36.6	$35.4	96.7%

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Consolidated Reconciliation of Net Loss to EBITDA

(Unaudited)

(In millions)

	Category	Three Months Ended June 30,			Six Months Ended June 30,
		2015	2014	Change %	2015	2014	Change %

Net loss available to common shareholders	Net loss available to common shareholders	$(75.1)	$(14.5)	417.9%	$(90.3)	$(43.6)	107.1%
Preferred dividends	Cumulative preferred dividends	(0.7)	(0.7)	0.0%	(1.5)	(1.5)	0.0%

Net loss	Net loss	(74.4)	(13.8)	439.1%	(88.8)	(42.1)	110.9%

Debt commitment fees	Interest expense	8.6	0.1	8500.0%	8.6	4.6	87.0%
Loss on conversion of convertible senior notes	Interest expense	0.4	—	100.0%	6.9	2.3	200.0%
Other interest expense	Interest expense	27.3	3.3	727.3%	43.9	6.6	565.2%
Income tax benefit	Income tax benefit	(9.5)	(1.8)	427.8%	(23.2)	(5.1)	354.9%
Accelerated amortization of trade names	Sales, general and administrative expense	1.9	3.3	-42.4%	2.4	3.3	-27.3%
Other depreciation expense	Cost of transportation and services	5.2	—	100.0%	5.3	—	100.0%
Other depreciation expense	Direct operating expense	13.1	0.8	1537.5%	21.3	0.8	2562.5%
Other depreciation & amortization expense	Sales, general and administrative expense	35.9	21.2	69.3%	60.9	32.4	88.0%

EBITDA		$8.5	$13.1	-35.1%	$37.3	$2.8	1232.1%

Noncontrolling interests	Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(4.4)	—	100.0%	(4.4)	—	100.0%
Transaction & integration costs	Other expense	27.6	—	100.0%	27.8	—	100.0%
Transaction & integration costs	Sales, general and administrative expense	51.2	0.7	7214.3%	51.8	11.7	342.7%
Gain on sale of intermodal equipment	Other expense	(5.7)	—	100.0%	(5.7)	—	100.0%
Rebranding costs	Sales, general and administrative expense	2.5	0.3	733.3%	2.5	0.3	733.3%

Adjusted EBITDA		$79.7	$14.1	465.2%	$109.3	$14.8	638.5%

Note: Please refer to the “Non-GAAP Financial Measures” section of the press release. Adjusted EBITDA was prepared assuming 100% ownership of Norbert Dentressangle.

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Consolidated Reconciliation of GAAP Net Loss and Net Loss Per Share to Adjusted Net Loss and Net Loss Per Share

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

GAAP net loss available to common shareholders	$(75.1)	$(14.5)	$(90.3)	$(43.6)
Transaction & integration costs	78.8	0.7	79.6	11.7
Debt commitment fees(1)	8.6	0.1	8.6	4.6
Loss on conversion of convertible senior notes(1)	0.4	—	6.9	2.3
Accelerated amortization of trade names	1.9	3.3	2.4	3.3
Gain on sale of intermodal equipment	(5.7)	—	(5.7)	—
Rebranding costs	2.5	0.3	2.5	0.3
Impact of noncontrolling interests on above adjustments	(6.6)	—	(6.6)	—
Tax impact of above adjustments	(18.4)	(1.5)	(20.1)	(3.9)

Adjusted net loss available to common shareholders	$(13.6)	$(11.6)	$(22.7)	$(25.3)

Adjusted basic loss per share
Adjusted net loss	$(0.16)	$(0.22)	$(0.28)	$(0.54)
Adjusted diluted loss per share
Adjusted net loss	$(0.16)	$(0.22)	$(0.28)	$(0.54)
Weighted average common shares outstanding
Basic weighted average common shares outstanding	84.3	52.6	81.6	47.0
Diluted weighted average common shares outstanding	84.3	52.6	81.6	47.0

(1)	Debt commitment fees and loss on conversion of convertible senior notes are recorded in interest expense.

Note: Please refer to the “Non-GAAP Financial Measures” section of the press release.

XPO Logistics, Inc.

Consolidated Calculation of Diluted Weighted Shares Outstanding

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Basic weighted-average common shares outstanding	84,335,406	52,564,636	81,595,744	46,969,847

Potentially Dilutive Securities:
Shares underlying the conversion of preferred stock to common stock	10,451,861	10,476,430	10,464,078	10,489,784
Shares underlying the conversion of the convertible senior notes	4,384,077	7,341,524	4,775,541	7,540,478
Shares underlying warrants to purchase common stock	8,902,930	7,765,457	8,816,428	7,886,891
Shares underlying stock options to purchase common stock	650,244	497,716	642,925	513,254
Shares underlying restricted stock units and performance-based restricted stock units	1,177,131	714,896	1,103,458	657,583

	25,566,243	26,796,023	25,802,430	27,087,990

Diluted weighted-average common shares outstanding	109,901,649	79,360,659	107,398,174	74,057,837

Note: For dilution purposes, GAAP requires diluted shares to be reflected on a weighted average basis, which takes into account the portion of the period in which the diluted shares were outstanding. The table above reflects the weighted average diluted shares for the periods presented. The impact of this dilution was not reflected in the earnings per share calculations on the Condensed Consolidated Statements of Operations because the impact was anti-dilutive. The treasury method was used to determine the shares underlying the warrants, stock options, RSUs and PRSUs with an average closing market price of common stock of $46.89 per share and $26.41 per share for the three-months ended June 30, 2015 and 2014, respectively, and $44.43 per share and $27.61 per share for the six months ended June 30, 2015 and 2014, respectively.

For informational purposes, the following table represents fully diluted shares as of June 30, 2015, calculated on a non-weighted basis without giving effect to the portion of any period in which the diluted shares were outstanding. The Series C Convertible Perpetual Preferred Stock conversion into common stock has been included for informational purposes although conversion is contingent upon obtaining shareholder approval. The treasury method was used to determine the shares underlying the warrants, stock options, RSUs and PRSUs with a closing market price of common stock of $45.18 per share as of June 30, 2015. A non-weighted basis for calculating fully diluted shares is a non-GAAP financial measure as defined under SEC rules.

XPO Logistics, Inc.

Diluted Shares as of June 30, 2015
Common stock outstanding	95,332,765
Series A preferred stock	10,440,715
Series C preferred stock	12,500,546
Convertible senior notes	4,384,017
Warrants	8,904,160
Outstanding stock options	671,810
Restricted stock units and performance-based restricted stock units	2,011,264

Total	134,245,278